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                                                                     EXHIBIT 1

                           CITIZENS FIRST CORPORATION

                                  COMMON STOCK

                         606,060 SHARES OF COMMON STOCK

                             SALES AGENCY AGREEMENT

                                  JUNE 4, 2003

Winebrenner Capital Partners, LLC
2300 Greene Way, Suite 200
Louisville, KY 40220-4009

Gentlemen:

     The undersigned, Citizens First Corporation, a Kentucky corporation (the "Corporation"), appoints Winebrenner Capital Partners, LLC, a Kentucky limited liability company, as the exclusive selling agent (the "Sales Agent") during the term hereof, on a best efforts basis, of the shares of the Corporation described below and hereby confirms its agreements (this "Agreement") with the Sales Agent as follows:

     1. DESCRIPTION OF THE SHARES. The Corporation proposes to issue and sell 606,060 shares of Common Stock, no par value per share (the "Shares"). The terms of the offering (the "Offering") are more fully described in the prospectus relating to the Shares (the "Prospectus") as filed with the Securities and Exchange Commission (the "SEC") pursuant to the rules and regulations of the SEC under the Securities Act of 1933, as amended (the "Securities Act").

     2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CORPORATION. The Corporation represents and warrants to, and agrees with, the Sales Agent that:

          (a) No action,  suit or  proceeding  for the purpose of  preventing or suspending the use of the Prospectus has been initiated or, to the knowledge of the management of the Corporation, threatened by any governmental agency or body, nor has any such agency or body notified the Corporation of any objections to the use of the Prospectus.

          (b) As of the date hereof and at all times subsequent thereto up to and at the Closing Date (as hereinafter defined): (i) the Prospectus and any amendments or supplements thereto will be part of a registration statement respecting the Shares filed by the Corporation with the SEC in conformity with the Securities Act and the rules and regulations thereunder and any other applicable governmental agency or body having jurisdiction over the Offering, and (ii) neither the Prospectus nor any amendment or supplement thereto will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading, provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Prospectus or any such amendment or supplement in reliance upon, and in conformity with, written information furnished to the Corporation by the Sales Agent specifically for use in the preparation thereof.

          (c) The Corporation is duly organized and validly existing and in good standing under the laws of Kentucky and has full power and authority (corporate and other) to conduct its business as described in the Prospectus. The Corporation has all such power, authority, authorizations, approvals, orders, licenses, certificates and permits necessary to enter into this Agreement, to carry out the provisions and conditions hereof and to commence the offering. The Corporation does not have any properties and does not conduct any business outside of the Commonwealth of Kentucky, which would require it to be qualified as a corporation in any jurisdiction outside of Kentucky. This Agreement has been duly and validly authorized, executed and delivered by the Corporation and is a valid and binding agreement and obligation of the Corporation.

          (d) Except as contemplated or described in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus, the Corporation has not incurred any liabilities or obligations, direct or contingent, other than in connection with banking transactions in the ordinary course of business or entered into any transactions which are material to the Corporation and there has not been any material change in the capital stock, short-term debt or long-term debt of the Corporation, or any material adverse change, or, to the knowledge of the management of the Corporation, any development reasonably likely to result in a material adverse change in the financial condition, net worth or results of operations of the Corporation.

          (e) The Corporation has conducted its business so as to comply in all material respects with applicable statutes, rules, regulations, decisions, directives and orders (including without limitation, all rules, regulations, decisions, directives or orders of the Kentucky Department of Financial Institutions ("KDFI"), the Federal Deposit Insurance Corporation ("FDIC") or the Federal Reserve ("FED"), and there is not pending or, to the knowledge of the management of the Corporation, threatened, any action, suit or proceeding, to which the Corporation is or may be a party, before or by any court or governmental agency or body, which might result in any material adverse change in the financial condition, business, prospects, net worth or results of operations of the Corporation or can reasonably be expected to materially and adversely affect the properties or assets thereof.

          (f) The Corporation is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement, instrument, or understanding ("Existing Agreement") to which it is a party or by which it or any of its properties may be bound and which default is of material significance in respect to the business or financial condition of the Corporation; nor is the Corporation in violation of any term or provision of its Articles of Incorporation or Bylaws. The execution and delivery of this Agreement and the incurrence of the obligations herein set forth will not conflict with, or constitute a breach of or default under, the Articles of Incorporation or



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


     the Bylaws of the Corporation or any Existing Agreement or any statute regulating the business of the Corporation, or any rule, regulation, decision, directive or order of any court or governmental agency or body having jurisdiction over the Corporation or any of its activities or properties (including, without limitation, all rules, regulations, releases, decisions, directives or orders of the KDFI, the FDIC or the
     FED); and, except as expressly set forth herein and in the Prospectus, no consent, approval, authorization or order of any court or governmental agency or body (excluding the KDFI, the FDIC or the FED) is required for the consummation of the transactions contemplated hereby.

          (g) The Corporation's Articles of Incorporation authorize 5,000,000 shares of common stock, no par value per share (the "Common Stock"), 643,053 shares of which are outstanding as of the date of this Agreement. The Shares being sold by the Corporation pursuant to this Agreement, when issued and delivered in accordance with this Agreement, will be duly and validly issued and outstanding and fully paid, and the Corporation's Common Stock conforms to all statements in relation thereto contained in the Prospectus.

          (h) To the best of the knowledge and belief of the Corporation (having made reasonable investigation with respect thereto), neither the Corporation nor any directors or executive officers has made any payment of funds of the Corporation prohibited by law, and no funds of the Corporation have been set aside to be used for any payment prohibited by law.

          (i) The financial statements and schedules and the related notes thereto included or to be included, as the case may be, in the Prospectus present fairly the financial position of the Corporation as of the respective dates of such financial statements and schedules, and the results of operations and changes in equity and in cash flows of the Corporation purported to be shown thereby for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as may be disclosed in the Prospectus. All adjustments necessary for a fair presentation of the results of such periods have been made in conformity with generally accepted accounting principles consistently applied throughout the periods involved. The Corporation had an outstanding capitalization as set forth under "Capitalization" in the Prospectus as of the date indicated therein (and as adjusted for the Offering of the Shares), and there has been no material change therein since such date except as disclosed in the Prospectus.

     3. EMPLOYMENT OF SALES AGENT; SALES AND DELIVERY OF THE SHARES. On the basis of the representations and warranties herein contained, and subject to the terms and conditions and covenants and agreements set forth herein, the parties hereto agree as follows:

          (a) During the term of this Agreement, the Sales Agent will act as exclusive agent for the Corporation on a "best efforts" basis to sell for the account of the Corporation 606,060 Shares at a price of $15.50 per share, and the Sales Agent agrees to use its best efforts to effect such sales in the manner and on the terms set forth herein and in the Prospectus. However, the Sales Agent makes no commitment to purchase all or any of the Shares. The Sales Agent's engagement hereunder will terminate on the earlier


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


     of (a), July 31, 2003 or such later date to which the Corporation may in its discretion extend the Offering, but not later than October 31, 2003;
     (b) the sale of all of the Shares; and (c) termination of the Sales Agent's engagement by the Corporation or the Sales Agent in accordance with the provisions of Section 10 hereof. The period from the Effective Date (as hereinafter defined) to such termination of the Sales Agent's engagement shall be referred to as the "Offering Period." The Sales Agent may at its discretion employ the use of sub-agents to sell the Shares (provided that any such sub-agents shall be compensated by the Sales Agent and not the Corporation). Regardless of whether sub-agents, co-managers or underwriters are employed, all prospective investor leads will be provided by the Corporation solely to the Sales Agent. Regardless of whether sub-agents, co-managers or underwriters are utilized in connection with the Offering, all written and verbal contact with potential investors regarding the Offering will be through the Sales Agent, except as otherwise agreed to by the Corporation.

          (b) As compensation for its efforts, and subject to the release to the Corporation of subscription proceeds for the Shares by the Escrow Agent (as defined in Section 3(c)), the Sales Agent shall upon Closing(s) (as defined below) be paid by the Corporation a commission of 5% of the proceeds of all Shares sold to investors.

          (c) All subscribers for the Shares will be instructed to make their remittances payable to CFC Escrow, in accordance with the instructions contained in the Prospectus and subscription agreement, and all proceeds received by the Sales Agent shall promptly be transmitted to Bank One Trust Company, Louisville, Kentucky (the "Escrow Agent") by noon of the next business day after receipt. The Corporation shall be responsible for payment of the Escrow Agent's fees. An Escrow Agreement signed by the Sales Agent, the Corporation and the Escrow Agent is required prior to the Offering commencing.

          (d) Unless otherwise agreed by the Corporation and the Sales Agent, one or more closings (each, a "Closing") of the sale of the Shares will occur at the offices of the Sales Agent in Louisville, Kentucky, or at such other place as shall be mutually agreed upon by the Corporation and the Sales Agent within two (2) business days (or as soon as practicable thereafter) following the acceptance by the Corporation of any subscriptions for Shares (each, a "Closing Date"). At each Closing, all funds held pursuant to subsection (c) herein above or otherwise received by the Escrow Agent in payment for the Shares shall be transferred as follows:
     (i) the net proceeds (the offering price less the Sales Agent's commissions in accordance with Section 3(b)) will be transferred to the Corporation and
     (ii) an amount equal to the Sales Agent's commissions on the sale of such Shares will be transferred directly to the Sales Agent. In addition, the Corporation will deliver, or cause its transfer agent to deliver, to the Sales Agent or mail, or cause its transfer agent to mail, to the purchasers of such Shares on the Sales Agent's instructions all certificates evidencing all such Shares as soon as reasonably practicable. Certificates for such shares shall be in such denominations and registered in such name or names as requested by the subscribers therefor. The Corporation will permit the Sales Agent, on or before the first business day before the Closing Date, to examine and package such certificates for delivery.


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          (e) The  Corporation  and the Sales Agent each represents to the other that no person was or is entitled, directly or indirectly, to compensation from it or any of its affiliates for services as a finder in connection with the proposed Offering contemplated hereby, provided that the Sales Agent may employ the use of sub-agents to sell the Shares and provided further that any such sub-agents shall be compensated by the Sales Agent and not the Corporation.

     4. ADDITIONAL COVENANTS OF THE CORPORATION. The Corporation covenants and agrees with the Sales Agent that:

          (a) The Corporation will (i) notify the Sales Agent promptly of any request by the SEC or any other governmental body or agency for the amending or supplementing of the Prospectus or for information with respect to the Prospectus; (ii) prepare, promptly upon the Sales Agent's request, any amendments or supplements to the Prospectus which, in the Sales Agent's reasonable opinion, are necessary or advisable in connection with the distribution of the Shares by the Sales Agent; and (iii) not distribute any amendment or supplement to the Prospectus to which the Sales Agent shall reasonably object by notice to the Corporation after having been furnished a copy of any such proposed amendment or supplement within a reasonable time prior to the proposed distribution.

          (b) The Corporation will advise the Sales Agent, promptly after it shall receive notice or obtain knowledge thereof, of the initiation or threatening of any action, suit or proceeding for the purpose of preventing or suspending the use of the Prospectus and that it will use its best efforts to prevent the issuance of any order or ruling preventing or suspending the Offering or to obtain its withdrawal if such an order or ruling should be issued.

          (c) The Corporation at its expense will furnish to the Sales Agent, as soon as available, copies of the Prospectus and all amendments and supplements thereto in such quantities as the Sales Agent may from time to time reasonably request. The Corporation or the Corporation's counsel will also furnish an electronic copy of the Prospectus and related documents in Microsoft Word format. The Corporation will place the Sales Agent's name on the front of the Prospectus in a manner mutually acceptable to the parties hereto.

          (d) During a period of three years from the Effective Date, the Corporation agrees to furnish to its shareholders and to the Sales Agent in accordance with SEC rules and regulations, an annual report with respect to such year (including financial statements audited by independent certified accountants).

          (e) Without the Sales Agent's consent (which will not be unreasonably withheld), the Corporation will not issue, sell, contract to sell or grant any option for the sale of or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable for Common Stock (other than the issuance of the Shares being sold by the Corporation pursuant to the Prospectus and the issuance of stock options as described in the Prospectus) within a period of 180 days from the date the Offering Period terminates.


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

          (f) The Corporation will apply the net proceeds from the offering received by it substantially in the manner set forth under "Use of Proceeds" in the Prospectus.

          (g) During a period of three years from the Effective Date, the Corporation or its successors or assigns will comply in all material respects with all registration, filing and reporting requirements of the Securities Act and Securities Exchange Act of 1934, if applicable, or imposed by the KDFI, the FDIC or the FED, in each case which are or may from time to time become required of the Corporation or its successors or assigns.

          (h) The Sales Agent will have the right to reject any prospective investor or submitted subscription agreement for the Shares if such prospective investor fails to meet applicable suitability standards, such subscription agreement is incomplete or such prospective investor resides in a jurisdiction in which compliance with the securities laws of such jurisdiction would be impracticable in its reasonable discretion. The Corporation will have the right to reject any prospective investor or submitted subscription agreement for the Shares at its sole discretion.

          (i) During the Offering Period, the Corporation will provide the Sales Agent and its personnel with access to a private office with a desk and fully functional telephone at no cost to the Sales Agent for purposes of meeting with clients and prospects, if requested by the Sales Agent.

     5. COVENANTS OF THE SALES AGENT. The Sales Agent covenants and agrees with the Corporation that:

          (a) The Sales Agent shall use its best efforts to sell, for the account of the Corporation, all of the Shares.

          (b) The Sales Agent will maintain an accurate record of all orders to purchase Shares and funds received, including the name, address and social security or taxpayer identification number of each prospective purchaser and the manner in which the stock certificate is to be issued and shall hold such information confidential for the benefit of the Corporation.

          (c) The Sales Agent is registered with the SEC as a broker-dealer and is a member of in good standing with the National Association of Securities Dealers, Inc. (the "NASD"), and the Sales Agent and all its agents and representatives have or will have all required licenses and registrations to perform its obligations under this Agreement; and such registrations, membership and licenses will remain in effect during the term of this Agreement. The Sales Agent will comply with all applicable statutes, laws, rules and regulations, including, without limitation the rules and regulations of the SEC and the NASD and any other federal or state governmental agency, which are applicable to it. The Agreement has been duly and validly authorized, executed and delivered by the Sales Agent and is its valid and binding agreement and obligation. Without limiting the generality of the foregoing, the Sales Agent and all NASD members involved in the underwriting will comply with Rules 2730, 2740, 2420, 2750, and 2710 of the NASD Conduct Rules and Rule 15c2-4 of the Securities Exchange Act of 1934.


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          (d) The Sales Agent will prepare at the  Company's  expense a Blue Sky
     Survey outlining the requirements for qualification of the Shares in the states in which the Shares will be offered and will take any and all actions necessary to qualify the Shares in such states.

          (e) The Sales Agent will deliver a copy of the Prospectus and subscription agreement in the form accompanying the Prospectus to each prospective investor in accordance with the Securities Act, the Securities Exchange Act and the rules and regulations thereunder. All subscribers will be instructed to execute a subscription agreement and to make their remittances payable in accordance with the instructions contained in the Prospectus and such subscription agreement. Upon receipt of a subscription agreement and subscription proceeds, the Sales Agent shall review the subscription agreement for completeness and then shall promptly transmit the completed subscription agreement and subscription proceeds to the Escrow Agent no later than noon, Eastern Time, of the next business day after receipt. The Corporation reserves the right to accept or reject, in whole or in part, any subscription forwarded by the Sales Agent at any time before the sale of Shares at a Closing. If the Company rejects all or a portion of any subscription, the Sales Agent will promptly notify the subscriber in writing and promptly instruct the Escrow Agent to return to the subscriber the amount of the subscription proceeds, without interest.

          (f) The Sales Agent agrees that, upon receipt of any notice from the Corporation of the happening of any event of the kind which, in the opinion of the Corporation, requires the amendment or supplementation of the Prospectus, the Sales Agent will forthwith discontinue offering Shares until the Sales Agent receives copies of the supplemented or amended Prospectus, or until it is advised in writing by the Corporation that the use of the Prospectus may be resumed, and, if so directed by the Corporation, the Sales Agent will deliver to the Corporation all copies then in the Sales Agent's possession of the Prospectus before such supplementation or amendment.

     6. RESPONSIBILITY FOR PAYMENT OF EXPENSES. The Corporation covenants and agrees with the Sales Agent that:

          (a) Whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective or is terminated under the provisions of Section 10 hereof, the Corporation will pay all the costs and expenses typically borne by issuers of securities in a public offering, including, without limitation (i) the costs and charges of any transfer agent or registrar and the cost of preparing stock certificates; (ii) the printing or other reproduction of the Agreement and any blue sky survey (the "Blue Sky Survey") by the Sales Agent's counsel;
     (iii) the qualification of the Shares under state securities laws (if necessary), including filing fees and the reasonable fees and disbursements of counsel in connection therewith and in the preparation of the Blue Sky survey by counsel to the Sales Agent; (iv) any filing or other necessary fees required by the NASD; (v) the printing and delivery to the Sales Agent of copies of the Prospectus and any amendments or supplements thereto; (vi) any CUSIP, DTC, clearing or related fees for stock transferability or custodianship as requested by the Sales Agent; (vii) all advertising, mailing, printing and telecommunication costs of the Offering as


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     requested by the Sales Agent; and (viii) all Escrow Agent and related fees;
     provided, however, that, except as set forth in Section 6(b) hereof, the fees and expenses of the Sales Agent and its counsel shall not exceed $35,000. Wherever possible, the Sales Agent will forward the above invoices and bills directly to the Corporation for direct payment to the respective vendor. All such work performed by counsel to the Sales Agent will be billed directly to the Corporation.

          (b) If no Closing shall have occurred and this Agreement is canceled or terminated or this Agreement fails to become effective, the Corporation shall reimburse the Sales Agent for all reasonable accountable out-of-pocket expenses actually incurred by or on behalf of the Sales Agent in connection with this Agreement, including reasonable fees and disbursements of its counsel, not to exceed an aggregate of $25,000.

     7. CONDITIONS OF THE SALES AGENT'S OBLIGATIONS. The Sales Agent's obligations as provided herein shall be subject to the continuing accuracy, as of the date hereof and through the end of the Offering Period, of the representations and warranties of the Corporation herein, to the performance by the Corporation of its obligations hereunder and to the following additional conditions.

          (a) No action, suit or proceeding for the purpose of preventing or suspending the use of the Prospectus shall have been initiated or, to the knowledge of the Corporation or the Sales Agent, threatened by the SEC, or any other governmental agency or body nor shall have any such governmental agency or body notified the Corporation or any of its agents of any objections to the use of the Prospectus. Any request of the SEC or any other governmental agency or body for information (to be included in the Prospectus or otherwise) shall have been complied with to the Sales Agent's reasonable satisfaction.

          (b) The Sales Agent shall not have advised the Corporation that the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which in the Sales Agent's reasonable opinion is material or omits to state a fact which in the Sale Agent's opinion is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus, there shall not have been any material adverse change in the capital stock, short-term debt or long-term debt of the Corporation or any material adverse change, or any development involving a prospective material adverse change, in the financial condition, net worth or results of operations of the Corporation which, in the Sales Agent's reasonable judgment, makes it impractical or inadvisable to offer or deliver the Shares on the terms and in the manner contemplated in the Prospectus.

          (d) At the time of any sale of Shares, the Sales Agent shall have received the opinion of Wyatt, Tarrant & Combs, LLP, dated as of a date within 30 days of any such sale, addressed to the Sales Agent, and to the effect that to such counsel's knowledge:


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

               (i) The Corporation is a validly existing corporation under the laws of the State of Kentucky and the Corporation has full corporate power and authority to conduct its business as described in the Prospectus.

               (ii) The Corporation has an authorized and outstanding capital stock as set forth in the Prospectus, all the shares of which have been duly authorized, validly issued and fully paid and non-assessable; and the Shares upon sale and issuance in accordance herewith and as described in the Prospectus will be duly authorized, validly issued and fully paid and non-assessable; and the Common Stock conforms as to legal matters to the descriptions thereof contained in the Prospectus under the heading "Description of Our Capital Stock".

               (iii) The deposit accounts of Citizens First Bank are insured by the FDIC up to the applicable limits.

               (iv) To such counsel's actual knowledge, no action, suit or proceeding for the purpose of preventing or suspending the use of the Prospectus has been initiated or threatened by the SEC, or any other governmental agency or body.

               (v) To such counsel's actual knowledge, there are no legal or governmental actions, suits or proceeding pending or threatened against the Corporation or involving the properties of the Corporation, and the description in the Prospectus and any amendments or supplements thereto of all contracts and other documents therein described are materially accurate summaries and fairly present the information required to be shown.

               (vi) To such counsel's actual knowledge, there has been no breach of the Corporation's Articles of Incorporation or Bylaws or material default under any obligation, agreement, covenant or condition contained in any evidence of indebtedness or in any contract or other agreement or instrument to which the Corporation is a party or by which it or any of its properties may be bound, and which default is of material significance in respect to the business or financial conditions of the Corporation.

               (vii) This Agreement has been duly authorized, executed and delivered by the Corporation.

               (viii) The certificates evidencing the Shares are in due and proper form.

          Such opinion shall also contain a statement by counsel to the effect that such counsel has no reason to believe that either the Prospectus or any amendment or supplement thereto contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


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

          In giving such opinion, such attorneys may rely upon the opinions of other counsel of good standing and certificates of public officials and the Corporation's directors and officers; provided, however, that the extent of their reliance on such certificates or opinions is stated in such opinion, signed copies of such certificates and opinions are attached to such opinion, and such opinion shall state that such attorneys believe the Sales Agent and they are entitled so to rely.

          (e) At the time of any sale of Shares, the Sales Agent shall have received from the Corporation a certificate, signed by the President and Chief Financial Officer of the Corporation and dated as of the Closing
     Date, to the effect that, to the best of their knowledge, based on reasonable investigation:

               (i) The representations and warranties of the Corporation in this Agreement are materially true and correct, as if made at and as of the date of the sale of Shares, and the Corporation has performed and complied in all material respects with all the agreements and satisfied all the conditions to be performed, complied with or satisfied by it at or prior to the Closing;

               (ii) No action,  suit or proceeding for the purpose of suspending the use of the Prospectus has been instituted or is pending or threatened, and there is no basis for any such suit or proceeding; and

               (iii)As of the date of the  Prospectus  and of the Closing  Date, neither the Prospectus nor any amendment or supplement there to includes any untrue statement of a material fact or omits to state any fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, since the date of the Prospectus, there has occurred no event required to be set forth in an amendment or supplement to the Prospectus which has not been so set forth.

          (f) The Corporation shall have furnished to the Sales Agent such further certificates and documents as the Sales Agent shall have reasonably requested.

          (g) All of the Shares shall be tendered for delivery in accordance with the terms and provisions of this Agreement.

          (h) At the Closing, there shall be delivered to the Sales Agent a letter addressed to the Sales Agent from BKD, LLP, the Company's independent auditors, dated the Closing Date, which shall be in form and substance reasonably satisfactory to the Sales Agent and shall contain information as of a date within five days of the Closing Date.

     8. INDEMNIFICATION.

          (a) The Corporation agrees to indemnify and hold harmless the Sales Agent, each of its agents, attorneys, officers, directors, and employees, and any person who controls the Sales Agent within the meaning of the Securities Act of 1933 against any and all losses, claims, lawsuits, damages, or liabilities to which the Sales Agent or its agents, attorneys, officers, directors or control persons may become subject insofar as such losses, claims, lawsuits, damages, or liabilities (including awards and/or judgments) arise out of or are in connection with the Prospectus or any amendment or supplement thereto, or any representations, statements or other acts by the Corporation, its officers, directors, employees, agents, or control persons in connection therewith, and will reimburse the Sales Agent, its officers, directors, employees, agents, attorneys and any person who controls the Sales Agent for any and all costs and expenses, including reasonable counsel fees incurred by them in connection with the investigation or defense of any such loss, claim, lawsuit, damage or liability; provided, however, that the Corporation will not be liable in any such case to the extent that any such loss, claim, lawsuit, or liability arises out of or is based upon the negligent acts or omissions or intentional misconduct of the Sales Agent or its agents, attorneys, officers, directors or control persons, including, without limitation an untrue statement or omission made in the Prospectus or any amendment or supplement thereto or in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of the Sales Agent specifically for use with reference to the Sales Agent in preparation thereof. The Corporation acknowledges that the statements concerning the Sales Agent set forth under the sub-heading "Manner of Distribution" under the caption "The Offering" in the Prospectus or any amendment or supplement thereto constitutes the only information relating to the Sales Agent furnished in writing to the Corporation by the Sales Agent expressly for inclusion in the Prospectus or any supplement.

          (b) The Sales Agent will indemnify and hold harmless the Corporation, each of its agents, attorneys, officers, directors, and employees, and any person who controls the Corporation within the meaning of the Securities Act of 1933 against any and all losses, claims, lawsuits, damages, or liabilities to which the Corporation or any such person may become subject insofar as such losses, claims, lawsuits, damages or liabilities (including awards and/or judgments) arise out of or in connection with or result from any negligent act or omission or intentional misconduct of the Sales Agent or its agents, attorneys, officers, directors or control persons, including, without limitation, untrue statements or omissions made in the Prospectus or any amendment or supplement thereto or which are furnished specifically for use with reference to the Sales Agent in preparation thereof, and will reimburse any and all costs and expenses, including reasonable counsel fees incurred by the Corporation or other indemnified person in connection with investigating or defending any such loss, claim, lawsuit, damage, or liability.

          (c) If the indemnification of a person specified above is for any reason held unenforceable, the indemnifying party agrees to contribute to the losses, claims, damages and liabilities for which such indemnification is held unenforceable, (i) in such proportion as is appropriate to reflect the relative benefits to the Corporation, on the one hand, and the Sales Agent, on the other hand, of the transaction as contemplated (whether or not the transaction is consummated) or (ii) if (but only if) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Corporation, on the one hand, and the Sales Agent, on the other hand. Any other


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

     relevant relative benefits to the Corporation and the Sales Agent of the transaction as contemplated hereby shall be deemed to be in the same proportion that the total value paid or contemplated to be paid to or by the Corporation, any affiliate of the Corporation, or any of its shareholders, as the case may be, as a result of or in connection with the transaction bears to the fees and commissions paid or to be paid to the Sales Agent under this Agreement, provided however, that, to the extent permitted by applicable law, in no event shall the Sales Agent be required to contribute an aggregate amount in excess of the aggregate fees actually paid to it under this Agreement.

          (d) If an indemnified party is requested or required to appear as a witness in any action brought by or on behalf of or against the indemnifying party or any affiliate of the indemnifying party in a transaction contemplated by this Agreement in which such indemnified party is not named as a defendant, the indemnifying party shall reimburse the indemnified party for all accountable and reasonable expenses incurred by it in connection with such indemnified party's appearing and preparing to appear as such a witness, including, without limitation, reasonable fees and disbursements of its legal counsel.

          (e) Neither  party  shall,  without the other  party's  prior  written
     consent,  which  consent  shall  not  be  unreasonably  withheld,   settle,
     compromise, or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought against it under the indemnification provisions of this Agreement, whether or not any indemnified party is an actual or potential party to a claim, action, or proceeding, unless such settlement, compromise, or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, or proceeding.

          (f) The foregoing reimbursement, indemnity, and contribution obligations shall be in addition to any liabilities which the indemnifying party may otherwise have. The reimbursement and indemnity obligations of the indemnifying party under such subparagraphs shall extend upon the same terms and conditions to any affiliate of the indemnified party, and the shareholders, directors, officers, employees, attorneys and control persons (if any), as the case may be, of the indemnified party and any of its affiliates.

          (g) Before any proposed sale, distribution, or liquidation of all or a significant portion of a party's assets or any significant recapitalization of its outstanding securities in a transaction pursuant to which such party's ability to honor its obligations hereunder might be adversely affected, such party will notify the other party in writing thereof and, if requested by the other party, shall arrange alternative means for providing for the obligations of the parties set forth in this Section 8, including the assumption of such obligations by a third party or the issuance or creation of an escrow, in each case in an amount and upon terms and conditions satisfactory to the indemnified party. The provisions of Section 8 shall survive any termination of the authorization provided by this Agreement.


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

     9. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, and agreements of the Corporation and the Sales Agent herein, or in certificates delivered pursuant hereto, and the indemnity agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Sales Agent or any controlling persons, or the Corporation or any of its officers, directors or any controlling persons, and shall survive the issuance of the Shares.

     10. EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION.

          (a) This Agreement shall become effective on June 4, 2003 (the "Effective Date").

          (b) The Sales Agent shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the termination of the Offering if: (i) the Corporation shall have failed, refused or been unable, at or prior to a Closing Date, to perform any material agreement to be performed by it hereunder; (ii) any other material condition of the Sales Agent's obligations hereunder required to be fulfilled by the Corporation is not fulfilled; (iii) a banking moratorium shall have been declared by federal or Kentucky authorities; (iv) there shall have been a material adverse change in the financial condition, business or results of operations of the Corporation or any other material event or occurrence of a similar character shall have occurred since the execution of this Agreement which, in the Sales Agent's reasonable judgment, makes it impractical or inadvisable to proceed with the completion of the sale and payment for the Shares. Any such termination shall not terminate the Corporation's obligations pursuant to the provisions of Sections 3, 4, 6 and 8 hereof, nor shall it terminate the Sales Agent's obligations under Sections 5(b) and 8 hereof.

          (c) The Corporation shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the termination of the offering if: (i) the Sales Agent shall have failed, refused or been unable, at or prior to the termination of the offering, to perform any material agreement to be performed by it hereunder or any representation, warranty or covenant of the Sales Agent shall be inaccurate in any material respect; (ii) any other material condition of the Corporation's obligations hereunder required to be fulfilled by the Sales Agent are not fulfilled; (iii) a banking moratorium shall have been declared by federal or Kentucky authorities; (iv) there shall have been a material adverse change in the financial condition, business or results of operations of the Sales Agent; or (v) any other material event or occurrence of a similar character shall have occurred since the execution of this Agreement which, in the Corporation's reasonable judgment makes it impractical or inadvisable to proceed with this Agreement and/or the completion of the sale and payment for the Shares. Any such termination shall not terminate the Sales Agent's obligations pursuant to the provisions of Sections 5(b) and 8 hereof, nor shall it terminate the Corporation's obligations under Sections 3, 4, 6 and 8 hereof.

     11. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Sales Agent, shall be mailed, delivered or telecopied and confirmed to the Sales Agent at Winebrenner Capital Partners, LLC,


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

2300 Greene Way, Suite 200, Louisville, Kentucky 40220, with a copy to Frost Brown Todd LLC, 400 West Market Street, 32nd Floor, Louisville, Kentucky 40202,
Attention: James G. Giesel, Esq., and if sent to the Corporation, shall be mailed, delivered or telecopied and confirmed to the Corporation at Citizens First Corporation, 1805 Campbell Lane, Bowling Green, Kentucky 42104, with a copy to Wyatt, Tarrant & Combs, LLP, 500 West Jefferson Street, Suite 2800, Louisville, Kentucky 40202, Attention: Caryn F. Price, Esq. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

     12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Sales Agent, the Corporation and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their successors and assigns and the persons referred to in Section 8, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and such indemnified persons and for the benefit of no other person or corporation. No purchaser of any of the Shares from the Sales Agent shall be construed a successor or assign merely by reason of such purchase.

     13. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Kentucky.

     14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The validity of this Agreement shall not be impaired if each party does not execute the same counterpart so long as the execution of each party appears on the counterparts taken as a whole.

     If the foregoing correctly sets forth the understanding between the Corporation and the Sales Agent, please so indicate by signing in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement between the Corporation and the Sales Agent.

CITIZENS FIRST CORPORATION


By:     /s/ Mary D. Cohron
   --------------------------------

Name: Mary D. Cohron

Title: President and Chief Executive Officer

Date:  June 4, 2003


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


Accepted as of the date first above written:


WINEBRENNER CAPITAL PARTNERS, LLC


By:      /s/ Earl G. Winebrenner, III
   --------------------------------------

Name: Earl G. Winebrenner, III

Title: President

Date:  June 4, 2003


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

                       AMENDMENT TO SALES AGENCY AGREEMENT

     THIS AMENDMENT TO SALES AGENCY AGREEMENT is dated as of this 10th day of September, 2003 by and between Winebrenner Capital Partners, LLC (the "Sales Agent") and Citizens First Corporation (the "Corporation").

     WHEREAS, the Sales Agent and the Corporation are parties to a Sales Agency Agreement dated June 4, 2003 (the "Agency Agreement"); and

     WHEREAS, the Sales Agent and the Corporation desire to amend the Agency Agreement as set forth herein;

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Agency Agreement, the parties do hereby agree as follows:

     1. Section 3(a) of the Agency Agreement is hereby amended to read in its entirety as follows:

               "(a) During the term of this Agreement, the Sales Agent will act as exclusive agent for the Corporation on a "best efforts" basis to sell for the account of the Corporation 606,060 Shares at a price of $15.50 per share, and the Sales Agent agrees to use its best efforts to effect such sales in the manner and on the terms set forth herein and in the Prospectus. However, the Sales Agent makes no commitment to purchase all or any of the Shares. The Sales Agent's engagement hereunder will terminate on the earlier of (a), July 31, 2003 or such later date to which the Corporation may in its discretion extend the Offering, but not later than November 14, 2003; (b) the sale of all of the Shares; and (c) termination of the Sales Agent's engagement by the Corporation or the Sales Agent in accordance with the provisions of Section 10 hereof. The period from the Effective Date (as hereinafter defined) to such termination of the Sales Agent's engagement shall be referred to as the "Offering Period." The Sales Agent may at its discretion employ the use of sub-agents to sell the Shares (provided that any such sub-agents shall be compensated by the Sales Agent and not the Corporation). Regardless of whether sub-agents, co-managers or underwriters are employed, all prospective investor leads will be provided by the Corporation solely to the Sales Agent. Regardless of whether sub-agents, co-managers or underwriters are utilized in connection with the Offering, all written and verbal contact with potential investors regarding the Offering will be through the Sales Agent, except as otherwise agreed to by the Corporation."

     2. Section 6(a) of the Agency Agreement is hereby amended to read in its entirety as follows:

          "(a) Whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective or is terminated under the provisions of Section 10 hereof, the Corporation will pay all the costs and expenses typically borne by issuers of securities in a public offering, including, without limitation (i) the costs and charges of any transfer agent or registrar and the cost of preparing stock


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

     certificates; (ii) the printing or other reproduction of the Agreement and any blue sky survey (the "Blue Sky Survey") by the Sales Agent's counsel;
     (iii) the qualification of the Shares under state securities laws (if necessary), including filing fees and the reasonable fees and disbursements of counsel in connection therewith and in the preparation of the Blue Sky survey by counsel to the Sales Agent; (iv) any filing or other necessary fees required by the NASD; (v) the printing and delivery to the Sales Agent of copies of the Prospectus and any amendments or supplements thereto; (vi) any CUSIP, DTC, clearing or related fees for stock transferability or custodianship as requested by the Sales Agent; (vii) all advertising, mailing, printing and telecommunication costs of the Offering as requested by the Sales Agent; and (viii) all Escrow Agent and related fees; provided, however, that, except as set forth in Section 6(b) hereof, the fees and expenses of the Sales Agent and its counsel shall not exceed $60,000. Wherever possible, the Sales Agent will forward the above invoices and bills directly to the Corporation for direct payment to the respective vendor. All such work performed by counsel to the Sales Agent will be billed directly to the Corporation and shall be paid at or before the final Closing."

     3. Except as amended hereby, the Agency Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Sales Agency Agreement as of the date and year first above written.

                                    CITIZENS FIRST CORPORATION


                                    By:    /s/ Mary D. Cohron
                                       ---------------------------------

                                    Title: President and Chief Executive Officer


                                    WINEBRENNER CAPITAL PARTNERS,
                                    LLC


                                    By:    Earl G. Winebrenner, III
                                       ----------------------------------

                                    Title: President


                                       17